SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 15, 2003

                              --------------------

                            Switchboard Incorporated
             (Exact name of registrant as specified in its charter)

             Delaware                     0-28871            04-3321134
    ----------------------------    ----------------    -------------------
    (State or other jurisdiction    (Commission File       (IRS Employer
         of incorporation)               Number)         Identification No.)

               120 Flanders Road, Westboro, MA            01581
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          (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number, including area code (508)898-8000

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          (Former name or former address if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.
        ------------------------------------------


     A. Amendment of the AOL Agreement.
        -------------------------------

     On October 15, 2003, Switchboard Incorporated (the "Registrant") and America Online, Inc. ("AOL") amended and restated their Directory and Local Advertising Platform Services Agreement dated December 11, 2000, as amended, modifying the terms of the existing agreement (as so amended, the "Agreement"). The Registrant issued a press release regarding the same on October 16, 2003. The term of the Agreement was extended from December 31, 2004 to December 11, 2005, with the option to extend by mutual agreement of the parties. The Agreement also modifies the financial structure of the Agreement and other aspects of the relationship between the parties.

     The Agreement provides that the Registrant will receive $4.8 million annually from AOL, payable in monthly increments of $400,000, in exchange for providing, maintaining and customizing the AOL yellow pages directory platform and distribution of current AOL merchants on the Registrant's yellow pages platform. In addition, the Agreement creates the opportunity for both parties to share in revenue generated from advertising products that combine both AOL and the Registrant's distribution. The previous revenue sharing arrangement, based on a percentage of AOL merchant advertising revenue, has been eliminated.

     AOL and the Registrant are now able to sell mutually agreed upon advertising products offering both national advertisers and local merchants access to the combined distribution (or consumer audience) of both AOL and the Registrant's online yellow pages. Either AOL or the registrant may include within the advertising products the Registrant's recently announced LocalClicks performance-based advertising products. AOL and the Registrant can sell online yellow pages products that combine AOL and the Registrant's products through the various sales channels of the companies, including direct sales, channel partners, telemarketing and self-service (as mutually agreed by the parties); however, either party may, in its reasonable discretion, reject the third party sales forces of the other party thereby preventing them from selling the combined distribution products. The Registrant's sales efforts are subject to certain geographic restrictions. The parties have agreed to mutually define the specific payment and pricing terms of the combined distribution packages within 30 days of entering into the Agreement, and may revisit the package offerings from time to time as the parties deem necessary. In general, however, the non-selling party will receive a share of the revenue from the combined distribution packages based on a discounted rate for yellow pages distribution on its site. Revenue based on the pay for performance model, as well as revenue generated from subscriptions will be shared between the parties. Merchants who were sold advertisements in the AOL yellow pages platform prior to October 15, 2003 will receive joint distribution without contributing to the revenue sharing model. Each party will be unrestricted in its ability to sell its own advertising packages on a stand-alone basis.

     The Registrant is obligated to provide AOL with up to 3,000 hours of engineering services per fiscal quarter in order to customize and further AOL's directory platform. AOL will pay the Registrant $200 per hour for any hour of engineering services which exceeds 3,000; in addition, AOL may carry-over up to 1,000 of its unused engineering hours into the next quarter. Revenue attributable to any unused hours that are carried forward into the following fiscal quarter will be valued using the Registrant's standard hourly rates for engineering services and will be deferred until the hours carried forward are either used or the right to use them expires. The Registrant will bill AOL on a time and materials basis for any hours for engineering services provided in excess of the 3,000 hours that the Registrant is required to provide to AOL and recognize this revenue during the period in which the engineering services are provided.

     In the event that the Agreement is terminated pursuant to the terms of the Agreement, the parties will begin a "Wind-Down Period" for a period of time to be determined by AOL, up to a maximum of three years from the date of termination. During the Wind-Down Period, the Registrant will continue to provide AOL with directory platform services, and AOL shall pay the Registrant a monthly fee of $250,000 (reduced from $400,000 per month) and shall also pay the Registrant for any engineering hours in excess of 900 hours per quarter (reduced from 3000 hours per quarter).

     As a result of the changes in the financial structure of the agreement, the Registrant anticipates that the revenue from its relationship with AOL in the fourth quarter will be lower than the revenue it expects to realize from AOL in its just completed third quarter. Although the Registrant expects this decrease


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will be offset, in part, by revenue increases in other areas of its business, the Registrant believes that overall revenue for the fourth quarter will likely be less than that of the third quarter. The Registrant anticipates that overall revenue for the third quarter will be in line with previously announced expectations.

     A copy of the press release is attached as Exhibit 99.1.

     B. Monstermoving.com Agreement.
        ----------------------------

     On September 23, 2003, the Registrant and Monstermoving, Inc. ("Monstermoving") entered into a two-year Services Agreement (the "Monstermoving Agreement"). Pursuant to the Monstermoving Agreement, the Registrant will provide Monstermoving with both directory advertising services on the Switchboard.com web site, as well as a custom technology platform providing Monstermoving with a private yellow pages service incorporating the primary branding of Monstermoving. Monstermoving has agreed to include the yellow pages offering with each offering it sells to the advertisers on the Monstermoving web site, and to pay the Registrant a portion of the subscription revenue it receives.

     C. Forward-Looking Statements.
        ---------------------------

     This report contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this report address a variety of subjects including, for example, the Registrant's relationships with AOL and Monster and the future of both AOL's and Monster's online yellow pages directory businesses. The following factor, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Registrant's alliances with AOL or Monster may fail to produce the expected benefits. For a detailed discussion of these and other cautionary statements, please refer to the Registrant's filings with the Securities and Exchange Commission, including the Registrant's Annual Report on Form 10-K filed on March 28, 2003 and most recent Quarterly Report on Form 10-Q filed on August 8, 2003. The Registrant cautions readers to consider carefully the foregoing factors and other such factors. Further, the Registrant's forward-looking statements speak only as of the date on which such statements are made. The Registrant disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this report.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Switchboard Incorporated


                             By:/s/Robert P. Orlando
                                --------------------
                                Robert P. Orlando
                                Vice President and Chief Financial
                                Officer


Date:  October 16, 2003


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                                  EXHIBIT INDEX

Exhibit No  Description
----------  --------------------------------------------------------------------

   10.1* Amended and Restated Directory and Local Advertising Platform Services Agreement, dated October 15, 2003
   99.1     Switchboard Press Release dated October 16, 2003


   *  Confidential treatment requested



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